EXHIBIT 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

     I, Ayman Sabi, Chief Executive Officer and Acting Chief Financial Officer of Roadhouse Grill, Inc., a Florida corporation (the “Company”), hereby certify that:

     (a)  The Company’s quarterly report on Form 10-Q for the thirteen weeks ended July 28, 2002 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (b)  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

* * *

CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER

/s/ Ayman Sabi

Ayman Sabi
Date: November 7, 2002